UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 5, 2007

Calamos Asset Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-51003 (Commission File Number)	32-0122554 (I.R.S. Employer Identification No.)

2020 Calamos Court
Naperville, Illinois	60563
(Address of Principal Executive Offices)	(Zip Code)
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (630) 245-7200
Not Applicable

(Former Name and Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On and effective March 5, 2007, the board of directors amended Section 3.01(b)(iv) of the Corporation’s Amended and Restated Bylaws. Prior to the change, this Section had required approval by the board of directors for any acquisition of any interest in, or the making of any loan or extension of credit to, another person or entity by the Corporation or any subsidiary for or in an amount in excess of $10,000,000. Section 3.01(b)(iv) was amended to exclude certain transactions from the board of directors approval. As revised, any transactions for the Corporation’s investment portfolio executed in accordance with the Corporation’s investment policy statement do not require approval by the board of directors. The revised Bylaws are included herewith as Exhibit 3.2.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits
     3.2 Amended and Restated Bylaws of the Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMOS ASSET MANAGEMENT, INC.
Date: March 7, 2007	By:	/s/ James S. Hamman, Jr.
James S. Hamman, Jr.
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
3.2	Amended and Restated Bylaws of the Corporation.